UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 14, 2015

LIFEWAY FOODS, INC.
(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i) On December 14, 2015, Edward Smolyansky, Chief Financial and Accounting Officer, Chief Operating Officer, Treasurer and Secretary of Lifeway Foods, Inc. (the “Company”) resigned from his position as Chief Financial Officer as of January 1, 2016. The board of directors of the Company (the “Board”) subsequently appointed John P. Waldron to serve as Chief Financial Officer commencing January 1, 2016. Mr. Smolyansky retains his position as Chief Accounting Officer, Chief Operating Officer, Treasurer and Secretary.

JOHN WALDRON, 51, joined the Company as Vice President of Finance in July 2015. Prior to his employment at the Company, Mr. Waldron was a financial consultant at Tatum during 2015,  counseling a large public company on effective controllership capabilities in a “near crisis” situation. Previously, Mr. Waldron was Vice President, Controller and Chief Accounting Officer at Campbell Soup Company from 2011 to 2013 and Vice President, Controller and Chief Accounting Officer of Navistar from 2006 to 2010. Prior to 2006 Mr. Waldron held various financial leadership positions with private and public companies including RR Donnelley the Follett Corporation Dominick’s Supermarkets and Terrific Promotions.  Mr. Waldron began his career at Arthur Andersen and he is a graduate of Loyola University of Chicago.

There is no family relationship between Mr. Waldron and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Waldron serves the Company pursuant to an employment agreement dated as of July 20, 2015. Mr. Waldron’s base salary is $325,000 and is subject to annual review by the Board. Mr. Waldron is also eligible for an annual incentive payment of ten percent (10%) of his base salary based on the satisfaction of certain pre-established performance goals established by the Board. Mr. Waldron is also eligible for certain equity and other long-term incentive awards, in the sole discretion of the Board. The Company may terminate Mr. Waldron’s employment by reason of death or disability, for or without Cause, or for or without Good Reason (each as defined in the employment agreement).

(ii) On December 14, 2015, at the annual meeting of the stockholders of the Company (the “Annual Meeting”), the stockholders of the Company considered and approved the Company’s 2015 Omnibus Incentive Plan (the “Plan”). A description of the material terms of the Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A, dated November 23, 2015.

(iii) On December 14, 2015, the Board approved the form of Notice of Restricted Stock Unit Award under the Plan (the “Stock Unit Award Notice Form”), the form of Notice of Performance Unit Award under the Plan (the “Performance Unit Award Notice Form”), the form of Notice of Restricted Stock Award under the Plan (the, “Restricted Stock Award Notice Form”), the  form of Notice of Non-Qualified Stock Option Award under the Plan (the “Non-qualified Stock Option Award Notice Form” and, together with the Stock Unit Award Notice, the Performance Unit Award Notice and the Restricted Stock Award Notice, the “Plan Notice Forms”).

The foregoing descriptions of Mr. Waldron’s employment agreement, the Plan and the Plan Notice Forms are qualified in their entirety by reference to the full text of Mr. Waldron’s employment agreement, the Plan, the Stock Unit Award Notice, the Performance Unit Award Notice, the Restricted Stock Award Notice and the Non-qualified Stock Option Award Notice Form, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and are incorporated herein by reference.

Item 5.07         Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders voted on three proposals.  Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  There was no solicitation of proxies in opposition to management’s nominees as listed in the proxy statement and all of management’s nominees were elected to the Board. Details of the voting are provided below:

Proposal 1:

To elect seven (7) members of the Company’s Board of Directors to serve until the 2015 Annual Meeting of stockholders (or until successors are elected or directors resign or are removed).

	Votes For	Votes Withheld	Broker Non-Votes
Ludmila Smolyansky	10,663,302	181,972	1,360,994
Julie Smolyansky	10,741,879	103,395	1,360,994
Pol Sikar	9,860,746	984,528	1,360,994
Renzo Bernardi	10,685,667	159,607	1,360,994
Mariano Lozano	10,707,773	137,501	1,360,994
Paul Lee	9,777,157	1,068,117	1,360,994
Jason Scher	9,901,071	944,203	1,360,994

Proposal 2:
	Votes For	Votes Against	Abstentions	Broker Non- Votes
To ratify the appointment of Mayer Hoffman McCann P.C. as our independent auditors for the next fiscal year.	12,117,108	88,167	993	0

Proposal 3:
	Votes For	Votes Against	Abstentions	Broker Non- Votes
To approve the Lifeway Foods, Inc. 2015 Omnibus Incentive Plan (the “Plan”).	9,277,159	1,556,134	11,981	1,360,994

A complete copy of the Plan is filed as Exhibits 10.2 hereto and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

  (d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated July 20, 2015 2015 with John Waldron
10.2	Lifeway Foods, Inc. 2015 Omnibus Incentive Plan
10.3	Form of Notice of Restricted Stock Unit Award
10.4	Form of Notice of Performance Unit Award
10.5	Form of Notice of Restricted Stock Award
10.6	Form of Notice of Non-Qualified Stock Option Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: December 17, 2015	By:	/s/ Edward Smolyansky
Name: Edward Smolyansky
Title: Chief Accounting Officer, Chief Operating Officer, Secretary, Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated July 20, 2015 2015 with John Waldron
10.2	Lifeway Foods, Inc. 2015 Omnibus Incentive Plan
10.3	Form of Notice of Restricted Stock Unit Award
10.4	Form of Notice of Performance Unit Award
10.5	Form of Notice of Restricted Stock Award
10.6	Form of Notice of Non-Qualified Stock Option Award